UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2019

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 1.01 – Entry into a Material Definitive Agreement

On June 5, 2019, Vishay Intertechnology, Inc. ("Vishay" or the "Company") entered into a new credit agreement with a consortium of banks led by JPMorgan Chase Bank, N.A., as administrative agent, and the lenders (the "New Credit Facility"), which provides an aggregate commitment of $750 million of revolving loans available until June 5, 2024.  The New Credit Facility replaces Vishay’s previous credit agreement (as more specifically described in Item 1.02 below) that provided for an aggregate commitment of $640 million, and that was scheduled to mature on December 10, 2020.  The New Credit Facility also provides for the ability of Vishay to request up to $300 million of incremental facilities, subject to the satisfaction of certain conditions, which could take the form of additional revolving commitments, incremental “term loan A” or “term loan B” facilities, or incremental equivalent debt.

Borrowings under the New Credit Facility bear interest at LIBOR plus an interest margin.  The applicable interest margin is based on Vishay's leverage ratio.  Based on Vishay's current leverage ratio, borrowings bear interest at LIBOR plus 1.50%, the same as pursuant to the previous credit agreement.  Vishay also pays a commitment fee, also based on its leverage ratio, on undrawn amounts.   The undrawn commitment fee, based on Vishay's current leverage ratio, is 0.25% per annum, an improvement of 5 basis points over the previous credit agreement.

The New Credit Facility allows an unlimited amount of defined “Investments,” which include certain intercompany transactions and acquisitions, provided the Company's pro forma leverage ratio is equal to or less than 2.75 to 1.00.  If the Company's pro forma leverage ratio is greater than 2.75 to 1.00, such Investments are subject to certain limitations.

The New Credit Facility also allows an unlimited amount of defined "Restricted Payments," which include cash dividends and share repurchases, provided the Company's pro forma leverage ratio is equal to or less than 2.50 to 1.00.  If the Company's pro forma leverage ratio is greater than 2.50 to 1.00, the New Credit Facility allows such payments up to $100 million per annum (subject to a cap of $300 million for the term of the facility, with up to $25 million of any unused amount of the $100 million per annum base available for use in the next succeeding calendar year).

Similar to the previous credit agreement, the borrowings under the New Credit Facility are secured by a lien on substantially all assets, including  accounts receivable, inventory, machinery and equipment, and general intangibles (but excluding real estate, intellectual property registered or licensed solely for use in, or arising solely under the laws of, any country other than the United States, assets located solely outside of the United States and deposit and securities accounts), of Vishay and certain significant subsidiaries located in the United States, and pledges of stock in certain significant domestic and foreign subsidiaries; and are guaranteed by certain significant subsidiaries.

The New Credit Facility is expected to provide greater operating flexibility, including with respect to intercompany funding and other transactions, and enable the Company to continue to streamline its complex subsidiary structure.

The New Credit Facility also continues to limit or restrict the Company and its subsidiaries, from, among other things, incurring indebtedness, incurring liens on its respective assets, making investments and acquisitions (assuming the Company’s pro forma leverage ratio is greater than 2.75 to 1.00), making asset sales, and paying cash dividends and making other restricted payments (assuming the Company's pro forma leverage ratio is greater than 2.50 to 1.00), and requires the Company to comply with other covenants, including the maintenance of specific financial ratios.

Similar to the previous credit agreement, the New Credit Facility also contains customary events of default, including, but not limited to, failure to pay principal or interest, failure to pay or default under other material debt, material misrepresentation or breach of warranty, violation of certain covenants, a change of control, the commencement of  bankruptcy proceedings, the insolvency of Vishay or certain of its significant subsidiaries, and the rendering of a judgment in excess of $50 million against Vishay or its subsidiaries.  Upon the occurrence of an event of default under the New Credit Facility, Vishay's obligations under the credit facility may be accelerated and the lending commitments under the credit facility may be terminated.

The description of the New Credit Facility set forth in this Item 1.01 is qualified in its entirety by reference to the text of the New Credit Facility, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 1.02 – Termination of a Material Definitive Agreement

Effective June 5, 2019, in connection with the entry into the New Credit Facility described in Item 1.01 hereof, Vishay terminated its existing Credit Agreement dated as of December 1, 2010, as amended and restated as of August 8, 2013, as further amended and restated as of December 10, 2015, with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties thereto, that was scheduled to mature on December 10, 2020.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective June 5, 2019, Vishay entered into the New Credit Facility more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

Item 8.01 – Other Events

On June 5, 2019, Vishay issued a press release regarding the matters described in Items 1.01 and 1.02 above.

A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description

10.1	Credit Agreement, dated as of June 5, 2019 among Vishay Intertechnology, Inc. and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties thereto.
99.1	Press release dated June 5, 2019

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2019

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer